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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  We have issued our report dated February 21, 2003 accompanying the consolidated financial statements included in the Annual Report of Image Sensing Systems, Inc. on Form 10-KSB for the fiscal year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Image Sensing Systems, Inc. on Forms S-8 (File No. 333-82546, effective February 11, 2002; File No. 333-86169, effective August 30, 1999; and File No. 333-09289, effective July 31, 1996) and on Form S-3 (File No. 333-41706, effective July 19, 2000).


                                                        /s/ Grant Thornton LLP
Minneapolis, Minnesota
March 24, 2003